Exhibit 99.1

Trump Media Announces Intention to Partner with Crypto.com to Launch ETFs
America-First Investment Funds Slated to Launch in 2025

SARASOTA, Fla., March 24, 2025 (GLOBE NEWSWIRE) -- Trump Media and Technology Group Corp. (Nasdaq: DJT) (“TMTG” or the “Company”), operator of the social media platform Truth Social, the streaming platform Truth+, and the FinTech brand Truth.Fi, has signed a non-binding agreement to partner with Crypto.com, America’s premier crypto trading platform, to launch a series of exchange-traded products and exchange-traded funds (collectively, “ETFs”) through the Truth.Fi brand.

The ETFs, made available through Crypto.com’s broker dealer Foris Capital US LLC, are expected to comprise digital assets as well as securities with a Made in America focus spanning diverse industries such as energy.  Crypto.com will support the backend technology, provide custody, and supply the cryptocurrencies for the ETFs, which are anticipated to include a unique ETF basket of cryptocurrencies incorporating Bitcoin, Cronos, and other crypto assets.

Planned to launch later this year subject to definitive agreement and regulatory approval, the funds are expected to  be widely available internationally including in the United States, Europe, and Asia, across existing platforms and brokerages.

TMTG CEO and Chairman Devin Nunes said, “We’re excited to join Crypto.com, along with our partner Yorkville America, to launch America First investment products supporting innovative crypto ventures, great American companies, and cutting-edge technologies. We aim to create inventive funds incorporating firms that concentrate on rapid growth, technological innovation, and strengthening the U.S. economy, unencumbered by woke nonsense and political posturing. Investors will finally have options that adhere to their principles and that support superior U.S. companies precisely focused on their core businesses.”

Kris Marszalek, co-founder and CEO of Crypto.com, said, “We are proud to partner with Truth Social (DJT) and Yorkville America, and to support the launch of these new ETFs, including the first of its kind basket of tokens including CRO. These ETFs will give consumers more options from a brand with a loyal following. Once launched, these ETFs will be available on the Crypto.com App for our more than 140 million users around the world.”

The ETFs are planned to launch alongside a slate of Truth.Fi Separately Managed Accounts (SMAs). The ETFs and SMAs, both of which TMTG is planning to invest in via its own cash reserves, are part of a TMTG financial services and FinTech strategy using up to $250 million to be custodied by Charles Schwab.

About TMTG

The mission of TMTG is to end Big Tech’s s assault on free speech by opening up the Internet and giving people their voices back. TMTG operates Truth Social, a social media platform established as a safe harbor for free expression amid increasingly harsh censorship by Big Tech corporations, as well as Truth+, a TV streaming platform focusing on family-friendly live TV channels and on-demand content. TMTG is also launching Truth.Fi, a financial services and FinTech brand incorporating America First investment vehicles.

About Crypto.com

Founded in 2016, Crypto.com is trusted by more than 140 million customers worldwide and is the industry leader in regulatory compliance, security and privacy. Our vision is simple: Cryptocurrency in Every Wallet™. Crypto.com is committed to accelerating the adoption of cryptocurrency through innovation and empowering the next generation of builders, creators, and entrepreneurs to develop a fairer and more equitable digital ecosystem. Learn more at https://crypto.com.

Cautionary Statement About Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not historical facts are forward-looking statements and include, for example, statements regarding, among other things, the plans, strategies, and prospects, both business and financial, of TMTG, Truth.Fi, and its products and services. We have based these forward-looking statements on our current expectations about future events, including the rollout of products and features and the future plans, regulatory approval, timing and potential success of our future collaborations. The forward-looking statements included in this press release are based on our current beliefs and expectations of our management as of the date of this press release. These statements are not guarantees or indicative of future performance. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “soon,” “goal,” “intends,” or similar expressions. Forward-looking statements are not guarantees of future performance, and involve risks, uncertainties and assumptions that may cause our actual results to differ materially from the expectations that we describe in our forward-looking statements. There may be events in the future that we are not accurately able to predict, or over which we have no control. Important assumptions and other important factors that could cause actual results to differ materially from those forward- looking statements include, but are not limited to, our ability to recognize the anticipated benefits of Truth.Fi and our future collaborations; the possibility that we may be adversely impacted by economic, business, and/or competitive factors; our ability to develop and launch new products and offerings; our ability to obtain regulatory approval; our limited operating history making it difficult to evaluate our business and prospects; our inability to effectively manage future growth and achieve operational efficiencies; our inability to grow or maintain our active user base; our inability to achieve or maintain profitability; occurrence of a cyber incident resulting in information theft, data corruption, operational disruption and/or financial loss; potential diversion of management’s attention and consumption of resources as a result of new products and strategies; and those additional risks, uncertainties and factors described in more detail under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and in our other filings with the Securities and Exchange Commission. We do not intend, and, except as required by law, we undertake no obligation, to update any of our forward-looking statements after the issuance of this press release to reflect any future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Investor Relations Contact

Shannon Devine (MZ Group | Managing Director - MZ North America)
Email: shannon.devine@mzgroup.us

Media Contact

press@tmtgcorp.com